Exhibit 10.1

GOLDGROUP MINING INC.

OMNIBUS INCENTIVE PLAN

Goldgroup Mining Inc. (the “Company”) hereby establishes an omnibus incentive plan for directors, officers, key employees and Consultants (as defined herein) of the Company and any of its Subsidiaries (as defined herein).

Article 1
INTERPRETATION

Section 1.1	Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Account” means an account maintained for each Participant on the books of the Company which will be credited with Awards in accordance with the terms of this Plan;

“Affiliate” has the meaning ascribed thereto in TSXV Policy 1.1;

“Annual Base Compensation” means an annual compensation amount payable to directors and officers, as established from time to time by the Board;

“Award” means any of an Option, DSU, RSU, PSU, or Other Share-Based Award granted to a Participant pursuant to the terms of this Plan;

“Black-Out Period” means a period of time when, pursuant to any policies of the Company (including the Company’s insider trading policy), securities of the Company may not be traded by certain Persons designated by the Company;

“Board” has the meaning ascribed thereto in Section 2.2(1);

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Toronto, Ontario or Vancouver, British Columbia for the transaction of banking business;

“Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of vested RSUs, DSUs or PSUs, as applicable, in the Participant’s Account, net of any applicable taxes in accordance with Section 10.2, on the RSU Settlement Date, the Filing Date or the PSU Settlement Date, as applicable;

“Cashless Exercise Right” has the meaning ascribed thereto in Section 3.6(3);

“Cause” has the meaning ascribed thereto in Section 8.2(1);

“Change of Control” means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(i)	any transaction (other than a transaction described in clause (iii) below) pursuant to which any Person or group of Persons acting jointly or in concert acquires for the first time the direct or indirect beneficial ownership of securities of the Company representing 50% or more of the aggregate voting power of all of the Company’s then issued and outstanding securities entitled to vote in the election of directors of the Company, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Company under any of the Company’s equity incentive plans;

(ii)	there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)	the sale, lease, exchange, license or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Company or any of its Subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Company and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned Subsidiary in the course of a reorganization of the assets of the Company and its wholly-owned Subsidiaries;

(iv)	the passing of a resolution by the Board or shareholders of the Company to substantially liquidate the assets of the Company or wind up the Company’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Company in circumstances where the business of the Company is continued and the shareholdings remain substantially the same following the re-arrangement);

(v)	individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board; or

(vi)	the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent;

(vii)	provided that, notwithstanding the foregoing, for purposes of any Award that constitutes “deferred compensation” (within the meaning of Section 409A), to the extent that a Change of Control is a payment event for such Award, a transaction will not be deemed a Change of Control for Awards granted to any U.S. Participant unless the transaction constitutes a “change in the ownership of the corporation,” “change in effective control of the corporation” or “change in the ownership of a substantial portion of the assets of the corporation,” in each case within the meaning of U.S. Treasury Regulation 1.409A-3(i)(5);

“Company” means Goldgroup Mining Inc., a corporation existing under the Business Corporations Act of British Columbia, as amended from time to time;

“Consultant” means, in relation to the Company, an individual (other than a director, officer or employee of the Company or of any of its Subsidiaries) or corporation that: (a) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to any of its Subsidiaries, other than services provided in relation to a Distribution (as such term is defined in TSXV Policy 1.1); (b) provides the services under a written contract between the Company or any of its Subsidiaries and the individual or the corporation, as the case may be; and (c) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or of any of its Subsidiaries;

“Consulting Agreement” means, with respect to any Participant, any written consulting agreement between the Company or a Subsidiary and such Participant;

“Dividend Equivalent” means a cash credit equivalent in value to a dividend paid on a Share credited to a Participant’s Account;

“DSU” or “Deferred Share Unit” means a right awarded to a Participant to receive a payment in the form of Shares, Cash Equivalent or a combination thereof upon Termination of Service, as provided in Article 5 and subject to the terms and conditions of this Plan;

“DSU Agreement” means a document evidencing the grant of DSUs and the terms and conditions thereof;

“DSU Settlement Amount” means the amount of Shares, Cash Equivalent or combination thereof, calculated in accordance with Section 5.6, to be paid to settle a DSU Award after the Filing Date;

“Effective Date” means the effective date of this Plan as provided in Section 10.11;

“Eligibility Date” means the effective date on which a Participant becomes eligible to receive long-term disability benefits (provided that, for greater certainty, such effective date shall be confirmed in writing to the Company by the insurance company providing such long-term disability benefits);

“Eligible Participants” means any director, officer, employee or Consultant of the Company or any of its Subsidiaries, but for the purposes of Article 5, this definition shall be limited to directors of the Company;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Company or a Subsidiary and such Participant;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Award, if applicable;

“Fair Market Value” has the meaning set out in Section 3.3;

“Filing Date” has the meaning set out in Section 5.5(1), as applicable;

“GORO” means Gold Resource Corporation;

“Grant Agreement” means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, a DSU Agreement, an RSU Agreement, a PSU Agreement, and an Other Share-Based Award Agreement;

“Incentive Stock Option” or “ISO” means an Option that is granted to a U.S. Participant, as described in Section 3.8 that is intended to comply with the requirements of Section 422 of the U.S. Tax Code;

“Insider” has the meaning ascribed thereto in TSXV Policy 1.1;

“Market Value” means at any date when the market value of Shares is to be determined, (i) if the Shares are listed on a Stock Exchange, the volume weighted average trading price of the Shares on such Stock Exchange for the five trading days immediately preceding the relevant time as it relates to an Award, provided that it is not less than the “Discounted Market Price” (within the meaning of the policies of the TSX Venture Exchange), in which case it shall be the Discounted Market Price; or (ii) if the Shares are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith consistent with the requirements under Section 409A, and such determination shall be conclusive and binding on all Persons;

“Non-Qualified Stock Option” means, with respect to a U.S. Participant, an Option that is not intended to comply with the requirements of Section 422 of the U.S. Tax Code;

“Option” means an option granted by the Company to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof;

“Option Agreement” means a document evidencing the grant of Options and the terms and conditions thereof;

“Option Price” has the meaning ascribed thereto in Section 3.2;

“Option Term” has the meaning ascribed thereto in Section 3.4;

“Other Share-Based Award” means an award pursuant to Article 7;

“Other Share-Based Award Agreement” means a document evidencing the grant of an Other Share-Based Award and the terms and conditions thereof;

“Outstanding Issue” means the number of Shares that are issued and outstanding, on a non-diluted basis;

“Participants” means Eligible Participants that are granted Awards under this Plan;

“Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award;

“Performance Period” means the period determined by the Board at the time any Award is granted or at any time thereafter during which any vesting conditions (including Performance Criteria in respect of PSUs) specified by the Board with respect to such Award are to be measured;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this Omnibus Incentive Plan, including any amendments or supplements hereto made after the Effective Date;

“Prior Plans” means the stock option plan of the Company and the 2016 incentive plan of GORO in effect immediately prior to the Effective Date;

“PSU” or “Performance Share Unit” means a right awarded to a Participant to receive a payment in the form of Shares, Cash Equivalent or a combination thereof as provided in Article 6 and subject to the terms and conditions of this Plan;

“PSU Agreement” means a document evidencing the grant of PSUs and the terms and conditions thereof;

“PSU Restricted Period” means the period determined by the Board pursuant to Section 6.3;

“PSU Settlement Date” has the meaning ascribed thereto in Section 6.5(1);

“PSU Vesting Determination Date” has the meaning ascribed thereto in Section 6.4;

“RSU Restricted Period” means the period determined by the Board pursuant to Section 4.3;

“RSU” or “Restricted Share Unit” means a right awarded to a Participant to receive a payment in the form of Shares, Cash Equivalent or a combination thereof as provided in Article 4 and subject to the terms and conditions of this Plan;

“RSU Agreement” means a document evidencing the grant of RSUs and the terms and conditions thereof;

“RSU Settlement Date” has the meaning ascribed thereto in Section 4.5(1);

“RSU Vesting Determination Date” has the meaning ascribed thereto in Section 4.4;

“Section 409A” means section 409A of the U.S. Tax Code and related Treasury regulations and guidance promulgated thereunder;

“Separation from Service” means a “separation from service” as defined for purposes of Section 409A;

“Shares” means the common shares in the share capital of the Company;

“Share Compensation Arrangement” means a stock option, stock option plan, deferred share unit, deferred share unit plan, restricted share unit, restricted share unit plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more employees, directors, officers, Insiders or Consultants, including a share purchase from treasury by an employee, director, officer, Insider or Consultant which is financially assisted by the Company or a Subsidiary by way of a loan, guarantee or otherwise provided, however, that any such arrangements that do not involve the issuance from treasury or potential issuance from treasury of Shares are not “Share Compensation Arrangements” for the purposes of this Plan;

“Stock Exchange” means the TSX Venture Exchange and if applicable, the NYSE American (or any other stock exchange on which the Shares are then listed and trading, if the Shares are not listed and trading on the TSX Venture Exchange or the NYSE American as designated by the Board from time to time);

“Subsidiary” means a corporation, company or partnership that is controlled, directly or indirectly, by the Company;

“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time;

“Termination Date” means (i) in the event of a Participant’s resignation, the date on which such Participant ceases to be a director, officer, employee or Consultant of the Company or any of its Subsidiaries, and (ii) in the event of the termination of the Participant’s employment, or position as an officer of the Company or any of its Subsidiaries, or as a Consultant of the Company or any of its Subsidiaries, the effective date of the termination as specified in the notice of termination provided to the Participant by the Company or the Subsidiary, as the case may be, and, for greater certainty, without regard to any period of notice, pay in lieu of notice, or severance that may follow the Termination Date pursuant to the terms of the Participant’s employment or services agreement (if any), the applicable employment standards legislation or the common law (if applicable), and regardless of whether the Termination was lawful or unlawful, except as may otherwise be required to meet minimum standards prescribed by the applicable employment standards legislation;

“Termination of Service” means that a Participant has ceased to be an Eligible Participant, and for greater certainty, for those Eligible Participants who are not solely directors of the Company, the earliest date on which both of the following conditions are met: (i) the Participant has ceased to be employed by, or has ceased providing ongoing services as a Consultant to, the Company or any Subsidiary thereof for any reason whatsoever; and (ii) the Participant ceases to be a director of the Company or any of its Subsidiaries;

“TSXV Policy 1.1” means Policy 1.1 – Interpretation of the TSX Venture Exchange;

“TSXV Policy 4.4” means Policy 4.4 – Security Based Compensation of the TSX Venture Exchange;

“TSXV Share Limits” means: (i) the maximum number of Shares issuable to any one Participant under Awards in any 12-month period shall not exceed 5% of the Outstanding Issue (unless requisite disinterested shareholder approval has been obtained to exceed); (ii) the maximum number of Shares issuable to any one Consultant in any 12-month period shall not exceed 2% of the Outstanding Issue; and (iii) Investor Relations Service Providers (within the meaning of TSXV Policy 4.4) (A) may only be granted Options under an Award, (B) the maximum number of Shares issuable to all Investor Relations Service Providers under any Options awarded shall not exceed 2% of the Outstanding Issue in any 12-month period, in each case measured as of the date of grant of an Award, and (C) may not be granted a Cashless Exercise Right;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Participant” means any Participant who, at any time during the period from the date an Award is granted to the date such award is exercised, redeemed, or otherwise paid to the Participant, is subject to income taxation in the United States on the income received for services provided to the Company or a Subsidiary and who is not otherwise exempt from United States income taxation under the relevant provisions of the U.S. Tax Code or the Canada-U.S. Income Tax Convention, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended.

Section 1.2	Interpretation.

(1)	Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(2)	The division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(3)	In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(4)	The words “including”, “includes” and “include” and any derivatives of such words mean “including (or includes or include) without limitation”. As used herein, the expressions “Article”, “Section” and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(5)	Unless otherwise specified in a Participant’s Grant Agreement, all references to money amounts are to Canadian currency.

(6)	For purposes of this Plan, the legal representatives of a Participant shall only include the administrator, the executor or the liquidator of the Participant’s estate or will, or, in the event of the Participant’s disability or other incapacity, the Participant’s court-ordered guardian or other legal representative.

(7)	If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

Article 2
PURPOSE AND ADMINISTRATION OF THIS PLAN; GRANTING OF AWARDS

Section 2.1	Purpose of this Plan.

The purpose of this Plan is to permit the Company to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a)	to increase the interest in the Company’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Company or a Subsidiary;

(b)	to provide an incentive to such Eligible Participants to continue their services for the Company or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Company or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c)	to reward Participants for their performance of services while working for the Company or a Subsidiary; and

(d)	to provide a means through which the Company or a Subsidiary may attract and retain able Persons to enter its employment or service.

Section 2.2	Implementation and Administration of this Plan.

(1)	This Plan shall be administered and interpreted by the board of directors of the Company (the “Board”) or, if the Board by resolution so decides, by a committee of directors appointed by the Board. If such committee is appointed for this purpose, all references to the “Board” herein will be deemed references to such committee. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approval. Furthermore, any delegation to such committee may be revoked at any time at the Board’s discretion and any interpretation, administration, construction and application of this Plan by such committee may be superseded by a determination by the Board, which shall be final and binding on the Company, its Subsidiaries and all Eligible Participants.

(2)	Subject to Article 9 and any applicable rules of any Stock Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of this Plan and/or to address tax or other requirements of any applicable jurisdiction.

(3)	Subject to the provisions of this Plan, the Board is authorized, in its discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of this Plan as it may deem necessary or advisable. The Board may delegate to officers or managers of the Company, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, in whole or in part. Any such delegation by the Board may be revoked at any time at the Board’s discretion. The interpretation, administration, construction and application of this Plan and any provisions hereof made by the Board, or by any officer, manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Company, its Subsidiaries and all Eligible Participants.

(4)	No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of this Plan or any Award granted hereunder. Members of the Board and any person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(5)	This Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Company. For greater certainty, the Company shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or varying or amending its share capital or corporate structure.

(6)	Grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the U.S. Exchange Act, must be duly and timely authorized by the Board or a committee thereof consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the U.S. Exchange Act). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a committee thereof consisting solely of independent directors.

Section 2.3	Participation in this Plan.

(1)	The Company makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant of an Award, the exercise of an Option or transactions in the Shares or otherwise in respect of participation under this Plan. Neither the Company, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to this Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under this Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Company and its Subsidiaries do not assume and shall not have responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with such Participant’s own tax advisors.

(2)	Participants (and their legal representatives) shall have no legal or equitable right, claim or interest in any specific property or asset of the Company or any of its Subsidiaries. No asset of the Company or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Company or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or the Participant’s estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Company.

(3)	Unless otherwise determined by the Board and subject to Policy 4.4 of the TSX Venture Exchange, the Company shall not offer financial assistance to any Participant in regard to the exercise of any Award granted under this Plan.

(4)	The Board may require that any Eligible Participant in this Plan provide certain representations, warranties and certifications to the Company to satisfy the requirements of applicable laws.

(5)	The Board may also require that any Eligible Participant in the Plan provide certain representations, warranties and certifications to the Company to satisfy the requirements of applicable laws, including, without limitation, exemptions from the registration requirements of the U.S. Securities Act, and applicable U.S. state securities laws.

(6)	In connection with an Award to be granted to any Eligible Participant, it shall be the responsibility of such person and the Company to confirm that such person is a bona fide Eligible Participant for the purposes of participation under this Plan.

Section 2.4 Shares Subject to this Plan.

(1)	Subject to adjustment pursuant to Article 9, the securities that may be acquired by Participants under this Plan shall consist of authorized but unissued Shares from treasury or, where applicable, Shares purchased in the secondary market by a trustee or administrative agent appointed by the Board.

(2)	The maximum number of Shares issuable at any time pursuant to outstanding Awards under this Plan shall be equal to the following:

(a)	10% of the Outstanding Issue pursuant to Options, as measured as at the date of any Option grant; and

(b)	30,152,991, being 10% of the Outstanding Issue measured as at the Effective Date, pursuant to all Share Compensation Arrangements, other than in connection with the grant of Options under this Plan.

(3)	No Award that can be settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares subject to such Award to exceed the above-noted maximum numbers of Shares reserved for issuance pursuant to the settlement of Awards.

(4)	To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards will not be counted as Shares issued pursuant to Awards granted under this Plan and will be available for subsequent grants under this Plan. If the exercise price of any Option and/or the tax withholding obligations relating to any Option are satisfied by delivering Shares (either actually or through a signed document affirming the Participant's ownership and delivery of such Shares) or by the Company withholding Shares relating to such Award, the gross number of Shares subject to the Option shall nonetheless be deemed to have been issued under this Plan. If the tax withholding obligations relating to any Award (other than an Option) are satisfied by delivering Shares (either actually or through a signed document affirming the Participant's ownership and delivery of such Shares) or by the Company withholding Shares relating to such Award (other than an Option), the gross number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been issued under this Plan. In addition, this Plan includes an “evergreen” feature, pursuant to which the number of Options that may be granted under this Plan increases if the total number of issued and outstanding Shares increases.

Section 2.5	Limits with Respect to other Share Compensation Arrangements, Insiders, Individual Limits, and Annual Grant Limits.

(1)	The maximum number of Shares issuable pursuant to this Plan and any other Share Compensation Arrangement shall not exceed the limits set out in Section 2.4(2).

(2)	The maximum number of Shares issuable to Eligible Participants who are Insiders (as a group), at any time, under this Plan and any other Share Compensation Arrangement, shall not exceed 10% of the Outstanding Issue at any point in time.

(3)	The maximum number of Shares issuable to Eligible Participants who are Insiders (as a group), within any one-year period, under this Plan and any other Share Compensation Arrangement, shall not exceed 10% of the Outstanding Issue, calculated as at the date any Share Compensation is granted or issued to any Insider.

(4)	Subject to the policies of the Stock Exchange, any Shares issued or Awards granted pursuant to this Plan, or securities issued under any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be included for the purposes of the limits set out in Section 2.5(2) and Section 2.5(3).

(5)	Subject to the policies of any Stock Exchange, in the event of the death of a Participant, the legal representative, liquidator, executor or administrator, as the case may be, of the estate of the Participant is not entitled to make a claim in respect of an Award granted to such Participant after the first anniversary of the death of such Participant.

(6)	The TSXV Share Limits shall apply to the Shares issued or issuable under any Award granted under this Plan and any other Share Compensation Arrangement, subject to the Shares being listed for trading on the TSX Venture Exchange.

Section 2.6	Granting of Awards.

Any Award granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any Stock Exchange or under any law or regulation of any jurisdiction, or the consent or approval of any Stock Exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant of such Awards or exercise of any Option or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

Section 2.7	TSX Venture Exchange Vesting Restrictions.

While the Shares are listed for trading on the TSX Venture Exchange:

(a)	no Award (other than Options), may vest before the date that is one year following the date the Award is granted or issued, provided that this requirement may be accelerated for a Participant who dies or who ceases to be an Eligible Participant under the provisions hereof in connection with a Change of Control, take-over bid, reverse take-over or other similar transaction; and

(b)	any Options granted to any Investor Relations Service Provider (within the meaning of TSXV Policy 4.4) must vest in stages over a period of not less than 12 months, in accordance with the vesting restrictions set out in Section 4.4(c) of Policy 4.4 of the TSX Venture Exchange.

Section 2.8	Relationship with the Prior Plans.

This Plan is intended to be the Company’s sole active equity incentive plan on and after the Effective Date. On the Effective Date, the Prior Plans shall be terminated and no new awards shall be issued under such Prior Plans, but all awards granted under the Prior Plans prior to the Effective Date shall remain outstanding in accordance with their terms and subject to the provisions of the Prior Plans.

Article 3
OPTIONS

Section 3.1	Nature of Options.

An Option is an option granted by the Company to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

Section 3.2	Option Awards.

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its discretion, (i) designate the Eligible Participants who may receive Options under this Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and the Option Term, the whole subject to the terms and conditions prescribed in this Plan or in any Option Agreement, and any applicable rules of any Stock Exchange.

Section 3.3	Option Price.

The Option Price for Shares that are the subject of any Option shall be determined and approved by the Board when such Option is granted, but shall not be less than the Market Value of such Shares at the time of the grant (the “Fair Market Value”).

Section 3.4	Option Term.

(1)	The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten years from the date the Option is granted (the “Option Term”).

(2)	Should the expiration date for an Option fall within a Black-Out Period, then except with respect to Incentive Stock Options, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Black-Out Period, such tenth Business Day to be considered the expiration date for such Option for all purposes under this Plan.

Section 3.5	Exercise of Options.

Prior to its expiration or earlier termination in accordance with this Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its discretion. For greater certainty, any exercise of Options by a Participant shall be made in accordance with any insider trading policies implemented by the Company.

Section 3.6	Method of Exercise and Payment of Purchase Price.

(1)	Subject to the provisions of this Plan, an Option granted under this Plan shall be exercisable (from time to time as provided in Section 3.5) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Company at its head office as designated on the System for Electronic Document Analysis and Retrieval (SEDAR) to the attention of the Corporate Secretary of the Company (or the individual that the Corporate Secretary of the Company may from time to time designate) or give notice in such other manner as the Company may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by full payment, by cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board of the purchase price for the number of Shares specified therein and, if required by Section 10.2, the amount necessary to satisfy any taxes.

(2)	Upon exercise, the Company shall, as soon as practicable after such exercise but no later than ten Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares either to:

(a)	deliver to the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b)	in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares.

(3)	Subject to the rules and policies of any Stock Exchange (including the TSXV Share Limits, as applicable), the Board may, in its discretion and at any time, determine to grant a Participant the right, when entitled to exercise Options, to deal with such Options on a “cashless exercise” basis (the “Cashless Exercise Right”). The Board may determine in its discretion that such Cashless Exercise Right, if any, grants a Participant the right to exercise such Options by notice in writing to the Company and receive, without payment of any cash other than pursuant to Section 10.2, that number of Shares, disregarding fractions, that is equal to the quotient obtained by dividing:

(a)	the product of the number of Options being exercised multiplied by the difference between the Market Value on the day immediately prior to the exercise of the Cashless Exercise Right and the Option Price; and

(b)	the Market Value on the day immediately prior to the exercise of the Cashless Exercise Right;

(c)	provided, however, that with respect to Options exercised by U.S. Participants, Market Value shall be determined on the date of exercise.

(4)	In the event the Board grants and the Participant exercises Options pursuant to a Cashless Exercise Right:

(a)	the Company shall make an election pursuant to subsection 110(1.1) of the Tax Act; and

(b)	the number of Options exercised, and not the number of Shares issued by the Company pursuant to such Cashless Exercise Right shall be included in calculating the limitation in Sections 2.4 and 2.5 and the TSXV Share Limits, as applicable.

Section 3.7	Option Agreements.

Options shall be evidenced by an Option Agreement, in such form not inconsistent with this Plan as the Board may from time to time determine. The Option Agreement may contain any such terms that the Company considers necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

Section 3.8	Incentive Stock Options.

(1)	ISOs are available only for U.S. Participants who are employees of the Company, or a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424(e) and (f) of the U.S. Tax Code) (the “Related Company”), on the date the Option is granted. In addition, a Participant who holds an ISO must continue as an employee, except that upon termination of employment the Option will continue to be treated as an ISO for up to three months, after which the Option will no longer qualify as an ISO, except as provided in this Section 3.8(1). A Participant’s employment will be deemed to continue (a) during period of sick leave, military leave or other bona fide leave of absence, provided the leave of absence does not exceed three months in the aggregate, or the Participant’s return to employment is guaranteed by statute or contract or (b) following a transfer from one office of the Company (or of any Related Company) to another office of the Company (or a Related Company) or a transfer between the Corporation and any Related Company. If a termination of employment is due to death or permanent and total disability as defined in Sections 22(e)(3) and 422(c)(6) of the U.S. Tax Code, an Option may continue its ISO status for up to one year. Nothing in this Section 3.8(1) will be deemed to extend the original expiry date of an Option and the limitations set forth herein merely reflect the period during which an Option intended to be an ISO must be exercised (assuming it otherwise could be exercised during such period) in order to retain ISO tax treatment. If an ISO ceases to be an ISO by virtue of failure to timely exercise the Option as described in this Section 3.8(1), but the Option remains exercisable pursuant to its terms, the Option will be treated as a Non-Qualified Stock Option and the provisions set forth in this Plan or the Option Agreement will apply with respect to the period during which the Option may be exercised. An ISO will terminate and no longer be exercisable no later than the earlier of the term set by the Board and ten years after the applicable date of grant (or, five years after the applicable date of grant for ISOs granted in accordance with Section 3.8(3)).

(2)	Except as otherwise provided in Section 3.9, the Option Price of an Option will not be less than 100% of the Fair Market Value of a Share on the applicable date of grant.

(3)	A U.S. Participant who owns, or is deemed to own, pursuant to Section 424(e) of the U.S. Tax Code taking into account the constructive ownership rules set forth in Section 424(d) of the U.S. Tax Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be granted an Option that is an ISO unless the Option Price is at least 110% of the Fair Market Value of the Shares as of the date of the grant (except as otherwise provided in Section 3.9) and the Option is not exercisable after the expiration of five years from the date of grant.

(4)	To the extent the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a U.S. Participant during any calendar year (under all plans of the Company and any Subsidiaries) exceeds US$100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options, notwithstanding any contrary provision in the applicable Option Agreement.

(5)	Subject to any limitations in Section 2.4, the aggregate number of Shares reserved for issuance in respect of granted ISOs shall not exceed 30,152,991 Shares, and the terms and conditions of any ISOs granted to a U.S. Participant, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the U.S. Internal Revenue Code, and the terms, conditions, limitations and administrative procedures established by the Plan Administrator from time to time in accordance with this Plan. No ISOs may be granted more than ten (10) years after the earlier of (i) the date on which the Board adopts the most recent amendment and restatement of the Plan, or (ii) the date on which the shareholders of the Company approve such most recent amendment and restatement of the Plan. An ISO may be exercised during the Participant’s lifetime only by such Participant. An ISO may not be transferred, assigned, pledged, hypothecated or otherwise disposed of by the Participant, except by will or by the laws of descent and distribution.

(6)	Each person awarded an ISO under this Plan shall notify the Company in writing immediately after the date he or she makes a disposition or transfer of any Shares acquired pursuant to the exercise of such ISO if such disposition or transfer is made (a) within two years from the date of grant of such ISO or (b) within one year after the date such person acquired the Shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the person in such disposition or other transfer. The Company may, if determined by the Plan Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable person until the end of the later of the periods described in (a) or (b) above, subject to complying with any instructions from such person as to the sale of such Shares.

(7)	In the event the Plan is not approved by the shareholders of the Company in accordance with the requirements of Section 422 of the U.S. Internal Revenue Code within twelve (12) months of the date of adoption of the Plan (or the date of any later restatement of the Plan that adds or changes ISO provisions requiring shareholder approval), Options otherwise designated as Incentive Stock Options will be Non-Qualified Stock Options.

(8)	Each Option Agreement with respect to an Option granted to a U.S. Participant shall specify whether the related Option is an ISO or a Non-Qualified Stock Option. If no such specification is made in an Option Agreement, the related Option will be a Non-Qualified Stock Option.

Section 3.9	Substitute Options

Options may be issued in substitution for stock options previously granted by an entity that is acquired by or merged with the Company or a subsidiary thereof. In such event, the Board may designate an Option Price below the Fair Market Value of a Share on the date of grant (or below 110% of the Fair Market Value of a share on the date of grant, in the event of an Incentive Stock Option issued to a 10% owner), provided that the number of shares covered by the Option and the Option Price represent a proportional adjustment of the existing stock option, and, in the event of a U.S. Participant, such proportional adjustment has been done in a manner compliant with the U.S. Treasury Regulations issued under Section 409A or Section 422 (as applicable).

Article 4
RESTRICTED SHARE UNITS

Section 4.1	Nature of RSUs.

A “Restricted Share Unit” (or “RSU”) is an Award in the nature of a bonus for services rendered that, upon settlement, entitles the recipient Participant to acquire Shares as determined by the Board or to receive the Cash Equivalent or a combination thereof, as the case may be, pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant, unless such RSU expires prior to being settled. Vesting conditions may, without limitation, be based on continuing employment (or other service relationship). Unless otherwise determined by the Board in its discretion, the Award of an RSU is considered a bonus for services rendered in the calendar year in which the Award is made or as an incentive for future services rendered to the Company or its Subsidiaries.

Section 4.2	RSU Awards.

(1)	The Board shall, from time to time by resolution, in its discretion, (i) designate the Eligible Participants who may receive RSUs under this Plan, (ii) fix the number of RSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs shall be granted, (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period) and the RSU Restricted Period of such RSUs, (provided, however, that no such RSU Restricted Period shall exceed the three years referenced in Section 4.3), and (iv) any other terms and conditions applicable to the granted RSUs, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any RSU Agreement.

(2)	Subject to the vesting and other conditions and provisions in this Plan and in the RSU Agreement, each vested RSU awarded to a Participant shall entitle the Participant to receive one Share, the Cash Equivalent or a combination thereof upon confirmation by the Board that the vesting conditions have been met no later than the last day of the RSU Restricted Period.

Section 4.3	RSU Restricted Period.

Subject to Section 2.7(a), the applicable restricted period in respect of a particular RSU shall be determined by the Board but in all cases shall end no later than the 31st of December of the third calendar year following the calendar year in which the performance of services for which such RSU is granted occurred (the “RSU Restricted Period”). All unvested RSUs shall be cancelled on the Termination Date (if applicable) or the RSU Vesting Determination Date (as such term is defined in Section 4.4) and, in any event, all unvested RSUs shall be cancelled no later than the last day of the RSU Restricted Period.

Section 4.4	RSU Vesting Determination Date.

The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to an RSU have been met (the “RSU Vesting Determination Date”) and, as a result, establishes the number of RSUs that become vested, if any. For greater certainty, the RSU Vesting Determination Date must fall after the end of the Performance Period, if any, but no later than the 15th of December of the calendar year which commences three years after the calendar year in which the performance of services for which such RSU is granted occurred.

Section 4.5	Settlement of RSUs.

(1)	Except as otherwise provided in the RSU Agreement, all of the vested RSUs covered by a particular grant shall be settled as soon as practicable and in any event within ten Business Days following their RSU Vesting Determination Date and no later than the end of the RSU Restricted Period (the “RSU Settlement Date”).

(2)	Settlement of RSUs shall take place promptly following the RSU Settlement Date, and shall take the form determined by the Board, in its discretion. Settlement of RSUs shall be subject to Section 10.2 and shall take place through:

(a)	in the case of settlement of RSUs for their Cash Equivalent, delivery of a cheque to the Participant representing the Cash Equivalent;

(b)	in the case of settlement of RSUs for Shares (which may include Shares purchased in the secondary market by a trustee or administrative agent appointed by the Board):

(i)	delivery to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) of a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares); or

(ii)	in the case of Shares issued in uncertificated form, issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive, to be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares; or

(c)	in the case of settlement of the RSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

(3)	Notwithstanding the foregoing, for any U.S. Participant, unless otherwise provided by the RSU Agreement, the RSU Settlement Date and delivery of Shares, shall each occur no later than the 15th of March of the calendar year following the date on which all performance based vesting conditions, continued-service vesting conditions and any other vesting conditions that constitute a substantial risk of forfeiture have been satisfied, deemed satisfied or waived.

Section 4.6	Determination of Amounts.

(1)	For purposes of determining the Cash Equivalent of RSUs to be made pursuant to Section 4.5, such calculation will be made on the RSU Settlement Date based on the Market Value on the RSU Settlement Date multiplied by the number of vested RSUs in the Participant’s Account to settle in cash.

(2)	For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of RSUs pursuant to Section 4.5, such calculation will be made on the RSU Settlement Date based on the whole number of Shares equal to the whole number of vested RSUs then recorded in the Participant’s Account to settle in Shares.

Section 4.7	RSU Agreements.

RSUs shall be evidenced by an RSU Agreement in such form not inconsistent with this Plan as the Board may from time to time determine. The RSU Agreement may contain any such terms that the Company considers necessary in order that the RSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

Section 4.8	Award of Dividend Equivalents.

Dividend Equivalents may, as determined by the Board in its discretion, be awarded in respect of unvested RSUs in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. However, to the extent that Dividend Equivalents awarded under this Section 4.8 entitle Participants to receive additional RSUs, the maximum aggregate number of Shares that might possibly be issued to satisfy this obligation must be included in the grant limits in Section 2.4(2)(b), clause (i) and (ii) of the defined term “TSXV Share Limits” and Sections 2.5(2) and (3), and if the Company does not have a sufficient number of Shares available under this Plan to satisfy its obligations in respect of such Dividend Equivalents it shall make payments in cash.

In the event that the Participant’s applicable RSUs do not vest, all Dividend Equivalents, if any, associated with such RSUs will be forfeited by the Participant and returned to the Company’s account.

Article 5
DEFERRED SHARE UNITS

Section 5.1	Nature of DSUs.

A “Deferred Share Unit” (or “DSU”) is an Award attributable to a Participant’s duties as a director of the Company and that, upon settlement, entitles the recipient Participant to receive such number of Shares (which may include Shares purchased in the secondary market by a trustee or administrative agent appointed by the Board) as determined by the Board, or to receive the Cash Equivalent or a combination thereof, as the case may be, and is payable after Termination of Service of the Participant.

Section 5.2	DSU Awards.

The Board shall, from time to time by resolution, in its discretion, (i) designate the Eligible Participants who may receive DSU Awards under this Plan, (ii) fix the number of DSU Awards to be granted to each Eligible Participant, and (iii) fix the date or dates on which such DSU Awards shall be granted, subject to the terms and conditions prescribed in this Plan and in any DSU Agreement. Each DSU awarded shall entitle the Participant to one Share, or the Cash Equivalent, or a combination thereof.

Section 5.3	Payment of Annual Base Compensation.

(1)	Subject to the Board determining otherwise, each Participant may elect to receive in DSUs any portion or all of their Annual Base Compensation by completing and delivering a written election to the Company on or before the 5th day of November of the calendar year ending immediately before the calendar year with respect to which the election is made. Such election will be effective with respect to compensation payable for fiscal quarters beginning during the calendar year following the date of such election. Elections hereunder shall be irrevocable with respect to compensation earned during the period to which such election relates.

(2)	Further, where an individual becomes a Participant for the first time during a fiscal year, such individual may elect to defer Annual Base Compensation with respect to fiscal quarters of the Company commencing after the Company receives such individual’s written election, which election must be received by the Company no later than 30 days after the later of this Plan’s adoption or such individual’s appointment as a Participant. For greater certainty, new Participants will not be entitled to receive DSUs for any Annual Base Compensation earned pursuant to an election for the quarter in which they submit their first election to the Company or any previous quarter.

(3)	All DSUs granted with respect to Annual Base Compensation will be credited to the Participant’s Account when such Annual Base Compensation is payable (the “Grant Date”).

(4)	The Participant’s Account will be credited with the number of DSUs calculated to the nearest thousandths of a DSU, determined by dividing the dollar amount of compensation payable in DSUs on the Grant Date by the Market Value of the Shares. Fractional DSUs will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Section 5.4	Additional Deferred Share Units.

In addition to DSUs granted pursuant to Section 5.3, the Board may award such number of DSUs to a Participant as the Board deems advisable to provide the Participant with appropriate equity-based compensation for the services they render to the Company or its Subsidiaries. The Board shall determine the date on which such DSUs may be granted and the date as of which such DSUs shall be credited to a Participant’s Account. An award of DSUs pursuant to this Section 5.4 shall be subject to a DSU Agreement evidencing the Award and the terms applicable thereto.

Section 5.5	Settlement of DSUs.

(1)	A Participant may receive their Shares, or Cash Equivalent, or a combination thereof, to which such Participant is entitled upon Termination of Service, by filing a redemption notice on or before the 15th day of December of the first calendar year commencing after the date of the Participant’s Termination of Service. Notwithstanding the foregoing, if any Participant does not file such notice on or before that 15th day of December, the Participant will be deemed to have filed the redemption notice on the 15th day of December (the date of the filing or deemed filing of the redemption notice, the “Filing Date”). In all cases for each U.S. Participant, the U.S. Participant will be deemed to have filed the redemption notice on the date of their Separation from Service.

(2)	The Company will make payment of the DSU Settlement Amount as soon as reasonably possible following the Filing Date and in any event no later than the end of the first calendar year commencing after the Participant’s Termination of Service. In all cases for each U.S. Participant, the Company will make payment of the DSU Settlement Amount as soon as reasonably possible following the Filing Date and in any event no later than the later of December 31st of the year in which such U.S. Participant’s Termination of Service occurs and the date that is two and one-half (2 ½) months following the date of such Separation from Service, and the US Participant shall have no ability to influence, directly or indirectly, the calendar year in which redemption occurs.

(3)	In the event of the death of a Participant, the Company will, subject to Section 10.2, make payment of the DSU Settlement Amount within two months of the Participant’s death to or for the benefit of the legal representative of the deceased Participant. For the purposes of the calculation of the Settlement Amount, the Filing Date shall be the date of the Participant’s death.

(4)	Subject to Section 2.7(a) and the terms of the DSU Agreement, including the satisfaction or, at the discretion of the Board, waiver of any vesting conditions, settlement of DSUs shall take place promptly following the Filing Date, and take the form as determined by the Board, in its discretion. Settlement of DSUs shall be subject to Section 10.2 and shall take place through:

(a)	in the case of settlement of DSUs for their Cash Equivalent, delivery of a cheque to the Participant representing the Cash Equivalent;

(b)	in the case of settlement of DSUs for Shares:

(i)	delivery to the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) of a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares); or

(ii)	in the case of Shares issued in uncertificated form, issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive, to be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares; or

(c)	in the case of settlement of the DSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

Section 5.6	Determination of DSU Settlement Amount.

(1)	For purposes of determining the Cash Equivalent of DSUs to be made pursuant to Section 5.5, such calculation will be made on the Filing Date based on the Market Value on the Filing Date multiplied by the number of vested DSUs in the Participant’s Account to settle in cash.

(2)	For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of DSUs pursuant to Section 5.5, such calculation will be made on the Filing Date based on the whole number of Shares equal to the whole number of vested DSUs then recorded in the Participant’s Account to settle in Shares.

Section 5.7	DSU Agreements.

DSUs shall be evidenced by a DSU Agreement in such form not inconsistent with this Plan as the Board may from time to time determine. The DSU Agreement may contain any such terms that the Company considers necessary in order that the DSU will comply with any provisions respecting deferred share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

Section 5.8	Award of Dividend Equivalents.

Dividend Equivalents may, as determined by the Board in its discretion, be awarded in respect of DSUs in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. However, to the extent that Dividend Equivalents awarded under this Section 5.8 entitle Participants to receive additional DSUs, the maximum aggregate number of Shares that might possibly be issued to satisfy this obligation must be included in the grant limits in Section 2.4(2)(b), clause (i) and (ii) of the defined term “TSXV Share Limits” and Sections 2.5(2) and (3), and if the Company does not have a sufficient number of Shares available under this Plan to satisfy its obligations in respect of such Dividend Equivalents it shall make payments in cash.

Article 6
PERFORMANCE SHARE UNITS

Section 6.1	Nature of PSUs.

A “Performance Share Unit” (or “PSU”) is an Award in the nature of a bonus for services rendered that, upon settlement, entitles the recipient Participant to acquire Shares as determined by the Board or to receive the Cash Equivalent or a combination thereof, as the case may be, pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant, unless such PSU expires prior to being settled. Vesting conditions will be based on continuing employment (or other service relationship) and/or achievement of Performance Criteria. Unless otherwise determined by the Board in its discretion, the Award of a PSU is considered a bonus for services rendered in the calendar year in which the Award is made or as an incentive for future services rendered to the Company or its Subsidiaries.

Section 6.2	PSU Awards.

(1)	The Board shall, from time to time by resolution, in its discretion, (i) designate the Eligible Participants who may receive PSUs under this Plan, (ii) fix the number of PSUs, if any, to be granted to each Eligible Participant and the date or dates on which such PSUs shall be granted, (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria) and the PSU Restricted Period (provided, however, that no such PSU Restricted Period shall exceed the three years referenced in Section 6.3), and (iv) any other terms and conditions applicable to the granted PSUs, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any PSU Agreement.

(2)	Subject to the vesting and other conditions and provisions in this Plan and in the PSU Agreement, each vested PSU awarded to a Participant shall entitle the Participant to receive one Share, the Cash Equivalent or a combination thereof upon confirmation by the Board that the vesting conditions (including the Performance Criteria, if any) have been met no later than the last day of the Restricted Period.

Section 6.3	Restricted Period.

Subject to Section 2.7(a), the applicable restricted period in respect of a particular PSU shall be determined by the Board but in all cases shall end no later than the 31st of December of the third calendar year following the calendar year in which the performance of services for which such PSU is granted occurred (the “PSU Restricted Period”). All unvested PSUs shall be cancelled on the Termination Date (if applicable) or PSU Vesting Determination Date (as such term is defined in Section 6.4) and, in any event, all unvested PSUs shall be cancelled no later than the last day of the Restricted Period.

Section 6.4	PSU Vesting Determination Date.

The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a PSU have been met (the “PSU Vesting Determination Date”) and, as a result, establishes the number of PSUs that become vested, if any. For greater certainty, the PSU Vesting Determination Date must fall after the end of the Performance Period, if any, but no later than the 15th of December of the calendar year which commences three years after the calendar year in which the performance of services for which such PSU is granted occurred.

Section 6.5	Settlement of PSUs.

(1)	Except as otherwise provided in the PSU Agreement, all of the vested PSUs covered by a particular grant shall be settled as soon as practicable and in any event within ten Business Days following their PSU Vesting Determination Date and no later than the end of the PSU Restricted Period (the “PSU Settlement Date”).

(2)	Settlement of PSUs shall take place promptly following the PSU Settlement Date, and shall take the form determined by the Board, in its discretion. Settlement of PSUs shall be subject to Section 10.2 and shall take place through:

(a)	in the case of settlement of PSUs for their Cash Equivalent, delivery of a cheque to the Participant representing the Cash Equivalent;

(b)	in the case of settlement of PSUs for Shares (which may include Shares purchased in the secondary market by a trustee or administrative agent appointed by the Board):

(i)	delivery to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) of a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares); or

(ii)	in the case of Shares issued in uncertificated form, issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive, to be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares; or

(c)	in the case of settlement of the PSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

(3)	Notwithstanding the foregoing, for any U.S. Participant, unless otherwise provided by the PSU Agreement, the PSU Settlement Date and delivery of Shares, shall each occur no later than the 15th of March of the calendar year following the date on which all performance based vesting conditions, continued-service vesting conditions and any other vesting conditions that constitute a substantial risk of forfeiture have been satisfied, deemed satisfied or waived.

Section 6.6	Determination of Amounts.

(1)	For purposes of determining the Cash Equivalent of PSUs to be made pursuant to Section 6.5, such calculation will be made on the PSU Settlement Date based on the Market Value on the PSU Settlement Date multiplied by the number of vested PSUs in the Participant’s Account to settle in cash.

(2)	For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of PSUs pursuant to Section 6.5, such calculation will be made on the PSU Settlement Date based on the whole number of Shares equal to the whole number of vested PSUs then recorded in the Participant’s Account to settle in Shares.

Section 6.7	PSU Agreements.

PSUs shall be evidenced by a PSU Agreement in such form not inconsistent with this Plan as the Board may from time to time determine. The PSU Agreement may contain any such terms that the Company considers necessary in order that the PSU will comply with any provisions respecting performance share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

Section 6.8	Award of Dividend Equivalents.

Dividend Equivalents may, as determined by the Board in its discretion, be awarded in respect of unvested PSUs in a Participant’s Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. However, to the extent that Dividend Equivalents awarded under this Section 6.8 entitle Participants to receive additional PSUs, the maximum aggregate number of Shares that might possibly be issued to satisfy this obligation must be included in the grant limits in Section 2.4(2)(b), clause (i) and (ii) of the defined term “TSXV Share Limits” and Sections 2.5(2) and (3), and if the Company does not have a sufficient number of Shares available under this Plan to satisfy its obligations in respect of such Dividend Equivalents it shall make payments in cash.

In the event that the Participant’s applicable PSUs do not vest, all Dividend Equivalents, if any, associated with such PSUs will be forfeited by the Participant and returned to the Company’s account.

Article 7
OTHER SHARE-BASED AWARDS

Subject to applicable rules and policies of any Stock Exchange (including, for greater certainty, any exchange or shareholder approval requirements), the Board may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Board shall determine. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to Performance Criteria and/or service-based conditions, (iii) be in the form of phantom stock or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such award, and/or (iv) be designed to comply with applicable laws of jurisdictions other than the United States or Canada. A Participant to whom Other Share-Based Awards are awarded shall have no rights as a shareholder with respect to the Shares represented by the Other Share-Based Awards unless and until Shares are actually delivered to the Participant in settlement thereof. All Other Share-Based Awards shall be evidenced by an Other Share-Based Award Agreement.

Article 8
GENERAL CONDITIONS

Section 8.1	General Conditions Applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(1)	Vesting Period. Subject to Section 2.7, (a) each Award granted hereunder shall vest in accordance with the terms of the Grant Agreement entered into in respect of such Award, and (b) the Board has the right to accelerate the date upon which any Award becomes exercisable notwithstanding the vesting schedule set forth for such Award, regardless of any adverse or potentially adverse tax consequence resulting from such acceleration. Notwithstanding the foregoing, the Board may not accelerate the vesting of Options issued to Investor Relations Service Providers without prior Stock Exchange acceptance.

(2)	Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to this Plan shall in no way be construed as a guarantee by the Company or a Subsidiary to the Participant of employment or another service relationship with the Company or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Company or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Company or any of its Affiliates in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant’s employment or service in any office or otherwise.

(3)	Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the discretion of the Board. Participation in this Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Company or any Subsidiary.

(4)	Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards by reason of the grant of such Award until such Award has been duly exercised, as applicable, and settled and Shares have been issued in respect thereof. Subject to Section 4.8, Section 5.8 and Section 9.1, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

(5)	Conformity to Plan. In the event that an Award is granted, or a Grant Agreement is executed, which does not conform in all particulars with the provisions of this Plan, or purports to grant Awards on terms different from those set out in this Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with this Plan.

(6)	Non-Transferrable Awards. Each Award granted under this Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

(7)	Participant’s Entitlement. Except as otherwise provided in this Plan or unless the Board permits otherwise, upon any Subsidiary ceasing to be a Subsidiary, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, officer, employee or Consultant of such Subsidiary and not of the Company itself, whether or not then exercisable, shall automatically terminate on the date of such change.

Section 8.2	General Conditions Applicable to Options.

Each Option shall be subject to the following conditions, unless otherwise set forth in a Participant’s Grant Agreement:

(1)	Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option granted to such Participant shall terminate automatically and become void immediately. “Cause” shall have the meaning set forth in the Participant’s Employment Agreement or Consulting Agreement, as applicable, or if none (or if such term is not so defined), Cause shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Company’s code of conduct and any other reason determined by the Company to be cause for termination. For the purposes of this Plan, the determination by the Company that the Participant was discharged for Cause shall be binding on the Participant.

(2)	Termination not for Cause. Upon a Participant ceasing to be an Eligible Participant as a result of such Participant’s employment or service relationship with the Company or a Subsidiary being terminated without Cause, (i) any unvested Option granted to such Participant shall terminate and become void immediately, and (ii) unless otherwise determined by the Board, in its discretion, any vested Option granted to such Participant will cease to be exercisable on the earlier of 90 days following the Termination Date and the expiry date of the Option set forth in the Grant Agreement, after which the Option will expire. Notwithstanding the foregoing, any vested Option must expire within a reasonable period, not exceeding 12 months, following the date the Participant ceases to be an Eligible Participant under this Plan.

(3)	Resignation. Upon a Participant ceasing to be an Eligible Participant as a result of such Participant’s resignation from the Company or a Subsidiary, (i) any unvested Option granted to such Participant shall terminate and become void immediately upon resignation, and (ii) unless otherwise determined by the Board, in its discretion, any vested Option granted to such Participant will cease to be exercisable on the earlier of 30 days following the Termination Date and the expiry date of the Option set forth in the Grant Agreement, after which the Option will expire. Notwithstanding the foregoing, any vested Option must expire within a reasonable period, not exceeding 12 months, following the date the Participant ceases to be an Eligible Participant under this Plan.

(4)	Permanent Disability/Retirement. Upon a Participant ceasing to be an Eligible Participant by reason of retirement (in accordance with any retirement policy implemented by the Company from time to time) or permanent disability, (i) any unvested Option granted to such Participant shall terminate and become void immediately, and (ii) any vested Option granted to such Participant will cease to be exercisable on the earlier of 90 days following the date of retirement or the date on which the Participant ceases such Participant’s employment or service relationship with the Company or any Subsidiary by reason of permanent disability and the expiry date of the Option set forth in the Grant Agreement, after which the Option will expire.

(5)	Death. Upon a Participant ceasing to be an Eligible Participant by reason of death, (i) any unvested Option granted to such Participant shall terminate and become void immediately, and (ii) any vested Option granted to such Participant will cease to be exercisable by the liquidator, executor or administrator, as the case may be, of the estate of the Participant on the earlier of 12 months following the Participant’s death and the expiry date of the Option set forth in the Grant Agreement, after which the Option will expire.

Section 8.3	General Conditions Applicable to RSUs and PSUs.

Each RSU and PSU shall be subject to the following conditions, unless otherwise set forth in a Participant’s Grant Agreement:

(1)	Termination for Cause and Resignation. Upon a Participant ceasing to be an Eligible Participant for Cause or as a result of such Participant’s resignation from the Company or a Subsidiary, all RSUs and PSUs credited to such Participant’s Account that have not vested shall be forfeited and cancelled, and the Participant’s rights to Shares or Cash Equivalent or a combination thereof that relate to such Participant’s unvested RSUs and PSUs shall be forfeited and cancelled on the Termination Date. The Participant shall not receive any payment in lieu of cancelled RSUs or PSUs that have not vested.

(2)	Death or Termination. Upon a Participant ceasing to be an Eligible Participant as a result of (i) death, (ii) retirement, (iii) Termination of Service for reasons other than for Cause, (iv) such Participant’s employment or service relationship with the Company or a Subsidiary being terminated by reason of injury or disability, or (v) becoming eligible to receive long-term disability benefits, all unvested RSUs and PSUs in the Participant’s Account as of such date relating to an RSU Restricted Period or PSU Restricted Period, as applicable, in progress shall be terminated, and the Participant shall not receive any payment in lieu of cancelled RSUs or PSUs.

(3)	General. For greater certainty, where a Participant’s employment or service relationship with the Company or a Subsidiary is terminated pursuant to Section 8.3(1) or Section 8.3(2) following the satisfaction of all vesting conditions in respect of particular RSUs or PSUs but before receipt of the corresponding distribution or payment in respect of such RSUs or PSUs, the Participant shall remain entitled to such distribution or payment.

Article 9
ADJUSTMENTS AND AMENDMENTS

Section 9.1	Adjustment to Option Price or Number of Shares.

In the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of the Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Company with or into another corporation, or (v) any distribution to all holders of Shares or other securities in the capital of the Company, of cash, evidences of indebtedness or other assets of the Company (excluding an ordinary course dividend in cash or Shares, but including for greater certainty shares or equity interests in a Subsidiary or business unit of the Company or one of its Subsidiaries or cash proceeds of the disposition of such a Subsidiary or business unit) or any transaction or change having a similar effect, then the Board shall, in its discretion, subject to the required approval of any Stock Exchange, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of any Award in connection with such occurrence or change, and to the Plan generally, including, without limitation:

(a)	adjustments to the Option Price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b)	adjustments to the number of Shares to which the Participant is entitled upon exercise, vesting, or settlement of such Award; or

(c)	adjustments to the number or kind of Shares reserved for issuance pursuant to this Plan and to any of the related Share-based limitations or similar provisions of the Plan.

Any adjustment made pursuant to this Section 9.1 shall be made in a manner that, in the good faith determination of the Board, will not likely result in the imposition of additional taxes or interest under Section 409A. With respect to any Award of an ISO, the Plan Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant.

Section 9.2	Change of Control.

(1)	In the event of a potential Change of Control, the Board shall have the power, in its discretion and subject to Section 9.3, unless otherwise provided in an applicable Grant Agreement, to modify the terms of this Plan and/or the Awards to assist the Participants to tender into a take-over bid or to participate in any other transaction leading to a Change of Control. The Board’s power includes the discretion to take whatever actions it deems necessary or appropriate with respect to outstanding Awards, including, but not limited to: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change of Control or on such terms and conditions following the Change of Control (such as a termination without Cause) as the Board determines in its sole and absolute discretion; (b) to provide for the assumption of such Awards or portions thereof or the substitution of such Awards or portions thereof with similar awards of the surviving or acquiring company or parent thereof, in a manner designed to comply with Section 409A of the Code (for U.S. Participants); (c) to provide for the settlement in cash or property and cancellation of any Award or portions thereof immediately prior to such Change of Control, which settlement may, in a manner designed to comply with Code Section 409A for U.S. Participants), be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change of Control; and (d) take any other actions as the Board deems necessary or advisable in connection with such Change of Control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding Awards or portions thereof or substitute similar stock awards for those outstanding under the Plan as of the Change of Control, then (i) the vesting and exercisability, if applicable, of all Awards or portions thereof shall be accelerated in full immediately prior to such Change of Control, with all Performance Criteria deemed achieved based on performance measured through the date of the Change of Control, and (ii) such outstanding Awards or portions thereof shall terminate and/or be payable upon the occurrence of the Change of Control (or such other date as may be required to maintain compliance with Section 409A of the Tax Act). The Board may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan.

(2)	Notwithstanding any other provision of this Plan, this Section 9.2 shall not apply with respect to any DSUs held by a Participant where such DSUs are governed under paragraph 6801(d) of the regulations under the Tax Act or any successor to such provision.

Section 9.3	Amendment or Discontinuance of this Plan.

(1)	The Board may suspend or terminate this Plan at any time. Notwithstanding the foregoing, any suspension or termination of this Plan shall be such that this Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the Tax Act or any successor to such provision.

(2)	The Board may from time to time, in its discretion and without approval of the shareholders of the Company, make the following types of amendments to this Plan or any Award, subject to any regulatory or Stock Exchange requirement at the time of such amendment:

(a)	amendments of a “housekeeping” nature, including any amendment that is necessary to (i) clarify an existing provision of this Plan, (ii) correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan, (iii) comply with applicable law or the requirements of the Stock Exchange or any other regulatory body, or (iv) correct any grammatical or typographical errors in this Plan; and

(b)	amendments regarding the administration of this Plan.

(3)	With approval of the shareholders of the Company (including disinterested shareholder approval, as applicable) and subject to any regulatory or Stock Exchange requirement at the time of such amendment, the Board may amend this Plan, including amendments to the provisions of this Plan that:

(a)	amend the definition of an Eligible Participant under this Plan;

(b)	increase the maximum number of Shares issuable under this Plan (either as a fixed number or fixed percentage of the Outstanding Issue), except in the event of an adjustment pursuant to Article 9;

(c)	increase the maximum number of Shares that may be (A) issuable to Insiders at any time, or (B) issued to Insiders under this Plan and any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Article 9;

(d)	amend the method for determining the Option Price;

(e)	extend the maximum term of any Award;

(f)	amend the expiry and termination provisions applicable to an Award; and

(g)	amend the amendment provisions of this Plan.

(4)	Subject to the Shares being listed on the TSX Venture Exchange, any shareholder approval required under Section 9.3(3) for (a) any extension to the Option Term or decrease in the Option Price for Options granted to individuals who are Insiders at the time of the proposed amendment, or (b) any amendment that could result in the limits in Section 2.5(2), Section 2.5(3) and (i) of the TSXV Share Limits being exceeded, will require disinterested shareholder approval.

(5)	Notwithstanding the foregoing, any amendment of this Plan shall be such that this Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the Tax Act or any successor to such provision and complies with relevant regulations, including TSXV Policy 4.4, as applicable.

Section 9.4	TSX Venture Exchange Acceptance of Adjustments.

While the Shares are listed for trading on the TSX Venture Exchange, any adjustment, other than in connection with a subdivision of the Shares into a greater number of Shares pursuant to Section 9.1(i) or a consolidation of the Shares into a lesser number of Shares pursuant to Section 9.1(ii), to any Award pursuant to the provisions hereof is subject to the prior acceptance of the TSX Venture Exchange, including adjustments related to an amalgamation, merger, arrangement, reorganization, spin-off, dividend or recapitalization.

Article 10
MISCELLANEOUS

Section 10.1	Use of an Administrative Agent and Trustee.

The Board may, in its discretion, appoint from time to time one or more entities to act as administrative agent or trustee to administer the Awards granted under this Plan, including for the purposes of making secondary market purchases of Shares for delivery on settlement of an Award, if applicable, and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under this Plan, the whole in accordance with the terms and conditions determined by the Board, in its discretion. The Company and the administrative agent will maintain records showing the number and type of Awards granted to each Participant under this Plan.

Section 10.2	Tax Withholding.

Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under this Plan shall be made net of such withholdings, including in respect of applicable taxes and source deductions, as the Company determines. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding may be satisfied in such manner as the Company determines, including by (a) having the Participant elect to have the appropriate number of such Shares sold by the Company, the Company’s transfer agent and registrar or any trustee appointed by the Company pursuant to Section 10.1, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Company, which will in turn remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or determined by the Company as appropriate.

Section 10.3	U.S. Tax Compliance

(1)	The Board intends that, except as may be otherwise determined by the Board, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Board determines that an Award, Grant Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Board expressly determines otherwise, such Award, Grant Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Grant Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Board without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

(2)	For purposes of interpreting and applying the provisions of any DSU or other Award to subject to Section 409A, the term “termination of employment,” “Termination of Service,” or similar phrase will be interpreted to mean a “separation from service,” as defined under Section 409A, provided, however, that with respect to an Award subject to the Tax Act, if the Tax Act requires a complete termination of the employment relationship to receive the intended tax treatment, then “termination of employment” or “Termination of Service” will be interpreted to only include a complete termination of the employment relationship.

(3)	If payment under any DSU or other Award subject to Section 409A is in connection with the U.S. Participant’s separation from service, and at the time of the separation from service the Participant is subject to the U.S. Tax Code and is considered a “specified employee” (within the meaning of Section 409A), then any payment that would otherwise be payable during the six-month period following the separation from service will be delayed until after the expiration of the six-month period, to the extent necessary to avoid taxes and penalties under Section 409A, provided that any amounts that would have been paid during the six-month period may be paid in a single lump sum on the first day of the seventh month following the separation from service.

Section 10.4	Clawback

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or Stock Exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or Stock Exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or Stock Exchange listing requirement, including, without limitation, any policy adopted to comply with the requirements of the United States Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder (including Rule 10D-1 under the U.S. Exchange Act), and the applicable listing rules of the NYSE American). Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which such Participant is bound, or (ii) any policy adopted by the Company applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under this Plan. In addition, the Board may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable Stock Exchange listing standards, including any related policy adopted by the Company. Each Participant, by accepting or being deemed to have accepted an Award under this Plan, agrees to be bound by any such clawback or recoupment policy, as it may be in effect from time to time, and to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Company nor any other person, other than the Participant and such Participant’s permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or such Participant’s permitted transferees, if any, that may arise in connection with this Section 10.3.

Section 10.5	Securities Law Compliance.

(1)	This Plan (including any amendments to it), the terms of the grant of any Award under this Plan, the grant of any Award and exercise of any Option, and the Company’s obligation to sell and deliver Shares in respect of any Awards, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of applicable Stock Exchanges and to such approvals by any regulatory or governmental agency as may be required, as determined by the Company. The Company shall not be obliged by any provision of this Plan or the grant of any Award hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(2)	No Awards shall be granted in the United States and no Shares shall be issued in the United States pursuant to any such Awards unless such Shares are registered under the U.S. Securities Act and any applicable U.S. state securities laws or an exemption from such registration is available. Any certificate or instrument representing Awards granted in the United States or Shares issued in the United States pursuant to such Awards pursuant to an exemption from registration under the U.S. Securities Act and applicable U.S. state securities laws shall bear such legends restricting transfer under applicable United States federal and state securities laws as the Company deems appropriate.

(3)	No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of this Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(4)	The Company shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed on a Stock Exchange. Shares issued, sold or delivered to Participants under this Plan may be subject to limitations on sale or resale under applicable securities laws.

(5)	If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Company to issue such Shares shall terminate and any funds paid to the Company in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

(6)	It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the U.S. Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the U.S. Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

Section 10.6	Reorganization of the Company.

The existence of any Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Company’s capital structure or its business, or any arrangement, amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 10.7	Quotation of Shares.

So long as the Shares are listed on one or more Stock Exchanges, the Company must apply to such Stock Exchange or Stock Exchanges for the listing or quotation, as applicable, of the Shares underlying the Awards granted under this Plan, however, the Company cannot guarantee that such Shares will be listed or quoted on any Stock Exchange.

Section 10.8	No Fractional Shares.

No fractional Shares shall be issued upon the exercise or vesting of any Award granted under this Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise or settlement of such Award, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to purchase or receive, as the case may be, the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 10.9	Governing Laws.

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Section 10.10	Severability.

The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from this Plan.

Section 10.11	Effective Date of this Plan; Plan Termination.

This Plan was adopted by the Board on May 29, 2026 with the effective date of this Plan being May 29, 2026, subject to the approval of the shareholders of the Company. Unless sooner terminated pursuant to Section 9.3, the Plan shall terminate automatically on May 29, 2036, or if the Plan is again approved by shareholders, the date that is 10 years from the most recent approval of this Plan by the shareholders of the Company. Awards outstanding as of the date of Plan termination shall not be affected or impaired by the termination of this Plan.